FIRST AMENDMENT TO LOAN AGREEMENT AND TO NOTE

THIS FIRST AMENDMENT TO LOAN AGREEMENT AND TO NOTE (this "Amendment") dated as of January 31, 2006, is made between NATURAL GAS SYSTEMS, INC., a Nevada corporation ("Borrower"), and PROSPECT ENERGY CORPORATION, a Maryland corporation ("Lender"), and is joined by NATURAL GAS SYSTEMS, INC. a Delaware corporation, NGS SUB. CORP., a Delaware corporation ("NGS Sub."), ARKLA PETROLEUM, L.L.C., a Louisiana limited liability company, and FOUR STAR DEVELOPMENT CORPORATION, a Louisiana corporation (collectively the "Guarantors", and each a "Guarantor") who agree as follows:

RECITALS

A. The Borrower and the Lender entered into that certain Loan Agreement dated as of February 2, 2005, as amended by Letter Amendment #1 dated September 22, 2005 (as amended, the "Loan Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings indicated in the Loan Agreement.

B. The Borrower and the Lender desire to increase the Amount of the Loan, which currently has an outstanding principal balance of $4,000,000.00, and otherwise to provide revised terms with respect to the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lender, the parties hereto hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1 The Borrower and the Lender hereby amend and restate the definitions of "Amount" and "Warrants" in Section 1.2 of the Loan Agreement, and further hereby amend Section 1.2 to add a definition of "First Amendment" (in the proper alphabetical place), each to read in its entirety as follows:

> "Amount" shall mean the total amount drawn down by Borrower up to five million ($5,000,000.00) dollars.
>
> "First Amendment" shall mean that certain First Amendment to Loan Agreement and to Note dated as of January 31, 2006, by and between the Borrower and the Lender, and joined by the Borrower's Subsidiaries.
>
> "Warrants" shall mean the detachable warrants (irrevocable or revocable, as applicable) delivered to the Lender as described in

Section 3.2, Section 3.3 and Section 3.4 and pursuant to Letter Amendment #1 dated September 22, 2005, and any other warrants hereafter delivered to the Lender by the Borrower.

1.2 The Borrower and the Lender hereby amend the Note to change the principal amount of the Note in the caption and in the first paragraph to be $5,000,000.00.

1.3 The Borrower and the Lender hereby amend and restate the second sentence of Subsection 2.1(a) to read in its entirety as follows:

> The Loan shall be represented by one or more promissory notes not to exceed a combined amount of five million ($5,000,000.00) dollars, payable to the order of the Lender.

1.4 The Borrower and the Lender hereby amend Section 2.1 of the Loan Agreement to add a new subsection (e), to read in its entirety as follows:

> (e) Additional Draw. Notwithstanding the time limitation in Subsection 2.1(c), the Lender will make a single Advance to the Borrower on any Business Day on or before January 31, 2006, in the amount of one million ($1,000,000.00) dollars, subject to and upon the terms and conditions contained in the Loan Agreement and in particular in the First Amendment. Except for the first two sentences of Subsection 2.1(c), all of the provisions of Subsections 2.1(c) and 2.1(d) shall apply to this Advance, which shall be part of the Loan.

1.5 The Borrower and the Lender hereby amend Section 2.7 of the Loan Agreement to add a new subsection (c), to read in its entirety as follows:

> (c) The Borrower shall use the proceeds of the Advance under the Loan made under Subsection 2.1(e) in connection with the acquisition of a 4.811% royalty interest in the Delhi field from Mr. James Jones pursuant to the letter purchase agreement dated December 5, 2005.

1.6 The Borrower and the Lender hereby amend the Loan Agreement to add a new Section 3.4, to read in its entirety as follows:

> Section 3.4 Additional Warrants. Upon the funding of the Advance under Subsection 2.1(e), the Borrower shall deliver to the Lender (i) the detachable warrants exercisable, in the aggregate, for 150,000 shares of the Borrower's common stock (the "New Irrevocable Warrants" pursuant to the terms and conditions of the Second Irrevocable Warrant Agreement dated as of January 31, 2006, and (ii) the detachable revocable warrants exercisable, in the aggregate, for 100,000 shares of the Borrower's common stock

(the "New Revocable Warrants") pursuant to the terms and conditions of the Third Revocable Warrant Agreement dated as of January 31, 2006. The New Irrevocable Warrants shall be exercisable any time for five (5) years after the date of funding of the Advance under Subsection 2.1(e) at an exercise price equal to the average closing price for the twenty (20) trading days immediately preceding the funding of the Advance under Subsection 2.1(e). The New Irrevocable Warrants shall be exercisable any time and have a cashless exercise feature. Both the New Irrevocable Warrants and the New Revocable Warrants shall have registration rights pursuant to the terms and conditions of the Registration Rights Agreement as amended through January 31, 2006. All New Revocable Warrants granted under this Section 3.4 shall be revocable without any further consideration by Borrower if Borrower and its Subsidiaries, on a consolidated basis, reach an EBITDA of at least $200,000.00 per month for any one calendar month prior to June 1, 2006, as described in the terms and conditions of the Third Revocable Warrant Agreement executed by the Borrower contemporaneously with the First Amendment. The new Revocable Warrants shall be exercisable, if not previously revoked, after July 15, 2006 until five (5) years after the date of funding of the Advance under Subsection 2.1(e) at an exercise price equal to the average closing price for the twenty (20) trading days immediately preceding the funding of the Advance under Subsection 2.1(e).

1.7 The Borrower and the Lender hereby amend Section 4.7 of the Loan Agreement to add at the end of the last sentence: "subject to applicable extensions permitted by law or regulation for any late filings".

1.8 The Borrower and the Lender hereby amend Section 4.20 of the Loan Agreement to add a new subsection (c), to read in its entirety as follows:

(c) On January 31, 2006, the Borrower has only one Unrestricted Subsidiary, being NGS Technologies, Inc. On January 31, 2006, the Borrower has no Subsidiaries, directly or indirectly, other than as stated in the preceding sentence and the first sentence of Subsection 4.20(a).

1.9 The Borrower and the Lender hereby amend Section 4.21 of the Loan Agreement to add a new subsection (c), to read in its entirety as follows:

(c) On January 31, 2006, the Borrower has no material Debt for borrowed money from any Person, except for all amounts of principal and interest on the Loan under this Agreement as

amended by the First Amendment and by Letter Amendment No. 1 dated September 22, 2005.

1.10 The Borrower and the Lender hereby amend Section 5.16 of the Loan Agreement to add a new subsection (d), to read in its entirety as follows:

> (d) Notwithstanding the terms of Subsections 5.16(a) and 5.16(c) above, upon the effectiveness of the First Amendment, the Lender will release a portion of the funds in the DSR Account in the amount of two hundred ten thousand ($210,000.00) dollars, and thereafter the Borrower shall maintain (and replenish as needed) at all times during the Waiver Period (as defined below) funds in the DSR Account equal to or exceeding seven (7%) percent of the outstanding principal balance of the Loan at any time and from time to time during the Waiver Period. By example, if the outstanding principal balance of the Loan is $5,000,000.00, the Borrower shall maintain (and replenish as needed) at all times during the Waiver Period $350,000.00 in the DSR Account. For purposes of this Subsection 5.16(d), the "Waiver Period" shall commence upon the effectiveness of the First Amendment and shall end on the earlier of (i) date three months thereafter or (ii) the date that the Borrower satisfies the DSR Test provided in Subsection 5.16(c). On the first Business Day following the end of the Waiver Period, the Borrower shall fund the DSR Account as otherwise required by Section 5.16 without regard to the temporary waiver provided in this Subsection 5.16(d). This is a limited waiver, and applies only until the expiration of the Waiver Period, after which date strict compliance with the other subsections of this Section 5.16 shall be required. Furthermore, this waiver shall not constitute a precedent for any subsequent requested waiver of this or any other covenant or other provision of this Agreement.

1.11 The Borrower and the Lender hereby amend Article 5 of the Loan Agreement to add a new Section 5.21, to read in its entirety as follows:

> Section 5.21 First Amendment Post Closing Obligations.
>
> The Borrower will furnish the Lender on or before February 8, 2006, with each of the following:
>
> (a) A Mortgage Certificate from the Clerk of Court of Franklin Parish.
>
> (b) A Good Standing Certificate for the Borrower from the Nevada Secretary of State.

(c) Certificate of the Secretary of the Borrower, attaching resolutions of its board of directors with respect to the designation of NGS Technologies, Inc., as an Unrestricted Subsidiary.

1.12 The Borrower and the Lender hereby correct Letter Amendment No. 1 dated September 22, 2005, by changing the numbering of the new Section to the Loan Agreement added thereby to be numbered Section 6.18 rather than 6.17.

1.13 In consideration of the granting of this Amendment, the Borrower shall pay to the Lender and up front commitment fee in connection with this additional Advance in the amount equal to $10,000.00 (being 1.00% of $1,000,000) on the funding of the new Advance under Subsection 2.1(e).

1.14 The Borrower has advised the Lender that Borrower has created a new Subsidiary, NGS Technologies, Inc., to be designated as an Unrestricted Subsidiary. At the Borrower's request, the Lender hereby grants a one-time waiver of the definition of "Unrestricted Subsidiary" in the Loan Agreement, requiring that the designation of any newly formed Subsidiary to be an Unrestricted Subsidiary be done by the Borrower's Board of Directors, and Section 5.11(f), that the Borrower shall promptly notify the Lender of each creation or addition of any Subsidiary (whether Restricted Subsidiary or Unrestricted Subsidiary), regarding the absence of such prompt notice and delivery of resolutions. This waiver shall not constitute an amendment of the Loan Agreement, nor be a precedent for any subsequent requested waiver of this or any other covenant or other provision of the Loan Agreement. Without limiting the preceding sentence, this waiver does not modify the provisions of paragraph 1.11 above.

ARTICLE 2.
ACKNOWLEDGMENT OF COLLATERAL

2.1 The Borrower and the Guarantors each hereby specifically reaffirms all of the Collateral Documents to which it is a party. The Borrower and the Guarantors each hereby reaffirms its original intention as stated in the Collateral Documents to which it is a party that said Collateral Documents secure the Indebtedness, including without limitation the Note as amended or increased from time to time. The Borrower and the Guarantors each hereby confirms and agrees that the Collateral Documents secure the Loan Agreement and the Note as amended by this Amendment.

ARTICLE 3.
MISCELLANEOUS

3.1 The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case

such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which the Lender has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note and the Loan Agreement. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Lender might exist, whether known or unknown, such items are hereby waived by the Borrower.

3.2 Without limiting the preceding paragraph 3.1, the Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Amendment) that (i) the Unrestricted Subsidiary NGS Technologies, Inc., does not own any capital stock of, or own or hold a Lien on any property of, any other Subsidiary of the Borrower, and (ii) the Borrower's investment in NGS Technologies Inc. as of January 31, 2006 does not exceed the greater of (A) $100,000.00 or (B) the total of the aggregate net proceeds from equity offerings made after the Closing Date plus proceeds from issuances of subordinate Debt made after the Closing Date and outstanding at any one time.

3.3 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement and the Note are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

3.4 Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Lender). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Lender harmless from and against any all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

3.5 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party's signature may appear on a separate counterpart but all such counterpart taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.

3.6 The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default, and (iii) the receipt by the Lender of the following:

(a) A duly executed counterpart of this Amendment;

(b) Duly executed Second Irrevocable Warrant, Second Irrevocable Warrant Agreement, Third Revocable Warrant, Third Revocable Warrant Agreement, and Amendment No. 1 to Registration Rights Agreement;

(c) A Certificate of the Secretary of the Borrower, attaching resolutions of its board of directors with respect to the authorization of this Amendment and the warrant documents in clause (b) above;

(d) Certificates of the Secretary of each of the Subsidiaries; confirming the continued effectiveness of the resolutions of its Board of Directors (or as to Arkla, resolutions of its sole member and two managers);

(e) Payment of the fee required by paragraph 1.13 above;

(f) Copies of the title search report obtained by Borrower, and the Assignment of royalty by James Jones;

(g) A legal opinion from Borrower's counsel as to stock pertaining to the new warrants documents; and

(h) Current information regarding production rates.

The Borrower hereby certifies by execution of this Amendment that the foregoing conditions (i) and (ii) are satisfied and true and correct. The documents required under condition (iii) in each case shall be in form and substance satisfactory to the Lender and its counsel.

3.7. THIS AMENDMENT, AND THE NOTE AS AMENDED, ARE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF LOUISIANA.

3.8 The undersigned Guarantors hereby intervene in this Amendment and each (i) consents to the terms and conditions of this Amendment, (ii) nonetheless acknowledges and agrees that consent to the terms of this Amendment is not necessary pursuant to the Guaranty Agreement dated as of February 2, 2005 (the "Guaranty"), and (iii) ratifies and confirms its Guaranty, and agrees that its Guaranty is and shall remain in full force and effect, enforceable in accordance with its terms, after the execution of this Amendment and the increase of the Amount of the Loan.

THE REST OF THIS PAGE IS LEFT BLANK INTENTIONALLY.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER: NATURAL GAS SYSTEMS, INC.

By:______________________________
Name: Robert S. Herlin
Title: President & CEO

LENDER: PROSPECT ENERGY CORPORATION

By:______________________________
Name: Bart J. de Bie
Title: Authorized Representative

GUARANTORS:
Joining as provided
in Paragraphs 2.1 and 3.8

NATURAL GAS SYSTEMS, INC., a Delaware corporation
NGS SUB. CORP., a Delaware corporation
ARKLA PETROLEUM, L.L.C., a Louisiana limited liability company
FOUR STAR DEVELOPMENT CORPORATION, a Louisiana corporation

By:______________________________
Name: Robert S. Herlin
Titles: President of corporations
and Manager of LLC